Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell
Vice Chairman, President and
Chief Financial Officer
(650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS RECORD REVENUES AND EARNINGS FOR THE FIRST QUARTER OF 2005

MENLO PARK, California, April 21, 2005 – Robert Half International Inc. (NYSE symbol: RHI) today reported record revenues and earnings for the first quarter ended March 31, 2005.

For the quarter ended March 31, 2005, net income was $51.6 million or $.29 per share, on revenues of $769.9 million. Net income for the prior year’s first quarter was $15.4 million or $.09 per share, on revenues of $572.3 million.

Harold M. Messmer, Jr., chairman and chief executive officer of Robert Half International Inc., said: “Revenues and earnings for the first quarter reached their highest levels in the company’s history. Revenues increased 35 percent from the prior year and net income per share increased 232 percent. We were particularly pleased with the strong performance of our Accountemps and Robert Half Finance & Accounting divisions.

“Revenues for Protiviti, our internal audit and risk consulting subsidiary, more than doubled versus the year-ago quarter and moderated somewhat from the very robust fourth-quarter levels. We were pleased with Protiviti’s ability to maintain its gross margin during this period,” Messmer said. “Protiviti’s cumulative earnings since inception have now more than funded RHI’s total investment in this business, a significant milestone achieved less than three years after the business was formed in May 2002.

“We estimate that 14 to 17 percent of RHI’s consolidated revenues during the quarter were directly related to Sarbanes-Oxley compliance work. The balance of our revenues reflected organic growth of more than 20 percent on a year-over-year basis. This is our eighth consecutive quarter of sequential revenue and earnings growth,” Messmer said.

Robert Half International management will conduct a conference call today at 5 p.m. EDT to discuss the quarterly financial results. The dial-in number is 800-905-0392 (+1-785-832-1508 outside the United States) and the passcode is “Robert Half.” A taped recording of this call will be available for replay immediately following the call and accessible through 8 p.m. EDT on April 28, 2005. The dial-in number for the replay is 888-225-1540 (+1-402-220-4973 outside the United States). The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc. (RHI) is the world’s first and largest specialized staffing firm. RHI is a recognized leader in professional staffing and consulting services and is the parent company of Protiviti® (www.protiviti.com), a leading independent internal audit and risk consulting firm.

The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals. RHI serves its clients and candidates through more than 330 offices worldwide and through online job search services at its divisional websites, all of which can be accessed at www.rhi.com.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; and litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and possible involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this release is available at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended March 31,
	2005	2004
	(Unaudited)
Net service revenues	$769,948	$572,282
Direct costs of services	456,114	356,255

Gross margin	313,834	216,027

Selling, general and administrative expenses	230,315	191,131
Amortization of intangible assets	74	89
Interest income	(1,832)	(634)

Income before income taxes	85,277	25,441
Provision for income taxes	33,684	10,025

Net income	$51,593	$15,416

Diluted net income per share	$.29	$.09

Shares:
Basic	169,898	169,311
Diluted	176,207	174,771

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended March 31,
	2005	2004
	(Unaudited)
REVENUES:
Accountemps	$284,972	$228,149
OfficeTeam	155,941	131,503
Robert Half Technology	67,016	59,314
Robert Half Management Resources	105,043	70,748
Robert Half Finance & Accounting	46,229	28,858
Protiviti	110,747	53,710

Total	$769,948	$572,282

GROSS MARGIN:
Temporary and consultant staffing	$222,454	$171,164
Permanent placement staffing	46,229	28,858
Risk consulting and internal audit services	45,151	16,005

Total	$313,834	$216,027

OPERATING INCOME:
Temporary and consultant staffing	$52,107	$18,999
Permanent placement staffing	9,532	2,673
Risk consulting and internal audit services	21,880	3,224

Total	$83,519	$24,896

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$74	$89
Depreciation expense	$11,706	$13,113
Capital expenditures	$12,651	$8,601
Open market repurchases of common stock (shares)	1,555	919

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	March 31,
	2005	2004
	(Unaudited)
SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$430,005	$279,434
Marketable securities	$22,580	$89,035
Accounts receivable, less allowances	$416,687	$284,202
Total assets	$1,246,919	$1,014,749
Current liabilities	$324,950	$217,078
Notes payable and other indebtedness, less current portion	$2,246	$2,324
Total stockholders’ equity	$915,519	$786,514